Exhibit 99.3

Atlantic Union Bankshares Corporation Announces Pricing of an Underwritten Offering of 9,859,155 Shares of Common Stock

Richmond, Va., October 21, 2024 – Atlantic Union Bankshares Corporation (NYSE: AUB) (“Atlantic Union”) announced today that it priced an underwritten public offering of 9,859,155 shares of its common stock at a price of $35.50 per share (before underwriting discounts and commissions), for an aggregate offering amount of $350.0 million. The approximate net proceeds of the offering will be $336.0 million (before offering expenses, assuming the underwriters do not exercise their option to purchase additional shares and assuming full physical settlement of the forward sale agreement) in connection with the forward sale agreement described below.

The underwriters have been granted the option to purchase up to an additional 1,478,873 shares of Atlantic Union’s common stock. If such option is exercised, then Atlantic Union plans to enter into an additional forward sale agreement with the forward purchaser in respect of the number of additional shares of Atlantic Union’s common stock that is subject to the exercise of such option. The offering is expected to close on October 22, 2024, subject to the satisfaction of customary conditions.

Morgan Stanley & Co. LLC is acting as lead book-running manager for the offering. BofA Securities is acting as book-running manager. Piper Sandler & Co. and Stephens Inc. are acting as co-managers for the offering.

In connection with the offering, Atlantic Union entered into a forward sale agreement with Morgan Stanley & Co. LLC (the “forward purchaser”), pursuant to which Atlantic Union has agreed to sell shares of its common stock to the forward purchaser at the initial forward sale price, which is equal to the price per share at which the underwriters purchase the shares in the offering, as adjusted over the term of the forward sale agreement. In connection with the forward sale agreement, the forward purchaser or its affiliate is borrowing from third parties an aggregate of 9,859,155 shares of Atlantic Union’s common stock. Such borrowed shares of Atlantic Union’s common stock will be delivered by Morgan Stanley & Co. LLC (in such capacity, the “forward seller”) for sale to the underwriters in the offering. Atlantic Union expects to physically settle the forward sale agreement (by the delivery of shares of its common stock) and receive proceeds from the sale of those shares of its common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. Atlantic Union may also elect cash settlement or net share settlement for all or a portion of its obligations under the forward sale agreement. If the forward purchaser or its affiliate does not borrow and deliver to the forward seller for sale all of the shares of Atlantic Union’s common stock to be delivered and sold by it pursuant to the terms of the underwriting agreement, Atlantic Union will issue and sell directly to the underwriters the number of shares of its common stock not borrowed and delivered for sale by the forward purchaser or its affiliate, and under such circumstances the number of shares of Atlantic Union’s common stock underlying the forward sale agreement will be decreased by the number of shares of its common stock that Atlantic Union issues and sells.

Atlantic Union will not initially receive proceeds from the sale of the shares of its common stock sold by the forward seller to the underwriters but will have the right to receive proceeds from physical settlement under the forward sale agreement, based on the then-prevailing forward sale price. Atlantic Union intends to use any net proceeds that it receives upon settlement of the forward sale agreement and the additional forward sale agreement, if any, for general corporate purposes, which may include, among other uses, contributing Tier 1 capital into Atlantic Union Bank. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of Atlantic Union and its subsidiaries.

The offering is being made pursuant to an effective registration statement (including a prospectus) on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”) and a prospectus supplement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, or by email: prospectus@morganstanley.com; BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, or by email: dg.prospectus_requests@bofa.com; Piper Sandler, Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone: (800) 747-3924 or by email: prospectus@psc.com; and Stephens, Attention: Syndicate, 111 Center Street, Little Rock, AR 72201, or by telephone: (800) 643-9691 or by email: prospectus@stephens.com. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of a prospectus supplement and accompanying base prospectus relating to this offering.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank operated 129 branches and approximately 150 ATMs located throughout Virginia, and in portions of Maryland and North Carolina as of September 30, 2024. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

Caution About Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the expected physical settlement of the forward sale agreement, the expected use of proceeds from the offering, the outlook and expectations of Atlantic Union with respect to the offering, and the benefits of the offering. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” or words of similar meaning or other statements concerning opinions or judgment of Atlantic Union and its management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results, expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, Atlantic Union’s ability to complete the offering, future capital needs, and ability to deploy the net proceeds of the offering in the manner it expects.

Additional factors that could cause results to differ materially from those described above can be found in Atlantic Union’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and other documents subsequently filed by Atlantic Union with the SEC. The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Atlantic Union or its business or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and Atlantic Union undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Bill Cimino (804) 448-0937, SVP and Director of Investor Relations of Atlantic Union

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